                                                                     EXHIBIT 4.6

--------------------------------------------------------------------------------

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN OPINION, REASONABLY SATISFACTORY TO DEVX ENERGY, INC. IN FORM AND SUBSTANCE, OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON AN EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.
--------------------------------------------------------------------------------

WARRANT TO PURCHASE
    25,000 SHARES

                                DEVX ENERGY, INC.

                          Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                                DevX Energy, Inc.


         FOR VALUE RECEIVED, DEVX ENERGY, INC., a Delaware corporation (the "Company"), hereby certifies that Brian J. Barr (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), a total of 25,000 shares (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares") of Common Stock, par value $.234 per share, of the Company, at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Termination Agreement (as defined below) in partial consideration for the consulting services to be provided by the Holder to the Company thereunder and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided. This Warrant replaces and supersedes the Company's prior grant of options to the Holder pursuant to the Incentive Stock Option Agreement dated October 27, 2000 and is intended to provide a continuation of the benefits thereunder.

         Section 1. Definitions.

         "Board" means the Board of Directors of the Company.

         "Change of Control" means:


                  (i) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph
         (i) the following acquisitions shall not constitute a Change of
         Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation, if, following such reorganization, merger, or consolidation, the conditions described in clauses (a), (b), and (c) of subparagraph (iii) below are satisfied; or

                  (ii) individuals who, as of the date of this Warrant, constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) consummation of a reorganization, merger, or consolidation of the Company, with or without approval by the stockholders of the Company, in each case, unless, following such reorganization, merger, or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 15% or more of the Outstanding Company Common

         Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, or consolidation; or

                  (iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the stockholders of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 15% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

                  (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Common Stock" means the Company's common stock, $.234 par value per share.

         "Company" is defined in the introductory paragraph of this Warrant.

         "Date of Issuance" means August 31, 2001.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exercise Date" is defined in Section 4.

         "Exercise Period" means (i) with respect to warrants to purchase 8,334 shares of Common Stock (subject to adjustment as provided herein), the period of time beginning on October 25, 2001 and ending at 5:00 p.m. (New York City time) on the Expiration Date, (ii) with respect to warrants to purchase 8,333 shares of Common Stock (subject to adjustment provided herein), the period of time beginning on April 24, 2002 and ending at 5:00 p.m. (New York City time) on the Expiration Date, and (iii) with respect to warrants to purchase the remaining 8,333 shares of Common Stock (subject to adjustment as provided herein), the period of time beginning on October 24, 2002 and ending at 5:00 p.m. (New York City time) on the Expiration Date; provided, that this Warrant shall become exercisable in its entirety immediately upon the occurrence of a Change of Control.

         "Exercise Price" means $7.00 per share, subject to adjustment as provided herein.

         "Expiration Date" means February 24, 2003.

         "Fair Market Value" of a share of Common Stock is (i) the mean of the highest and lowest prices per share on any exchange or stock quotation system that reports daily high and low sales prices, (ii) the mean of the bid and sale prices on any other stock quotation system, or (iii) if the Common Stock is not then-traded on any organized system, the fair market value of a share of Common Stock as determined in good faith by the Board, on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         "Holder" means Brian J. Barr and his permitted assignees.

         "Termination Agreement" means the Termination Agreement and General Release, dated as of August 31, 2001, between the Company and the Holder, as such agreement shall be modified, amended and supplemented and in effect from time to time.

         "Warrants" is defined in the introductory paragraph of this Warrant.

         "Warrant Shares" is defined in the introductory paragraph of this Warrant.

         Section 2. Who May Exercise. Subject to the terms and conditions set forth in this Warrant, during the lifetime of the Holder, the Warrant may be exercised only by the Holder, the Holder's guardian, heirs, executor, administrators or legal representatives and any person or entity to whom the Warrant is assigned in accordance with Section 5 below.

         Section 3. No Fractional Shares. The Warrant may be exercised only with respect to full shares of Common Stock, and no fractional share of Common Stock shall be issued.

         Section 4. Manner of Exercise. The Warrant may be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Warrant is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Holder shall deliver to the Company consideration with a value equal to the total Exercise Price of the shares to be purchased, payable as follows: (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock owned by the Holder on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery to the Company or its designated agent of an executed irrevocable warrant exercise form together with irrevocable instructions from the Holder to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Warrant or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Company in its sole discretion.

         Upon payment of all amounts due from the Holder, the Company shall cause certificates for the Warrant Shares then being purchased to be delivered as directed by the Holder (or the person exercising the Holder's Warrant pursuant to Section 2) at his principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, quotation or qualification of the Warrant or the Warrant Shares upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Warrant or the issuance or purchase of shares of Common Stock thereunder, then the Warrant may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         If the Holder fails to pay for any of the Warrant Shares specified in such notice or fails to accept delivery thereof, then the Holder's right to purchase such Warrant Shares may be terminated by the Company.

         The Company shall have the right to deduct from all amounts hereunder paid in cash or other form, any federal, state, or local taxes required by law to be withheld with respect to such payments. The Holder receiving shares of Common Stock issued under this Warrant shall be required to pay the Company the amount of any taxes which the Company is required to withhold with respect to such shares of Common Stock. Notwithstanding the foregoing, in the event of an assignment of this Warrant pursuant to Section 5 below, the Holder who assigns this Warrant shall remain subject to withholding taxes upon exercise of this Warrant by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Holder (which may be effected by the actual delivery of shares of Common Stock by the Holder or by the Company's withholding an number of shares to be issued upon exercise of this Warrant, if applicable), which shares have an aggregate Fair Market Value equal to the required minimum withholding payment, or any combination thereof.

         Section 5. Assignability. This Warrant is not assignable or transferable by the Holder except (i) by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order (as defined in Section 411(a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended).

         Section 6. Rights as Stockholder. The Holder will have no rights as a stockholder with respect to any shares covered by this Warrant until the issuance of a certificate or certificates to the Holder for the shares. Except as otherwise provided in Sections 7, 19 and 20 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         Section 7. Adjustment of Number of Shares and Related Matters. If at any time while unexercised Warrants are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from (1) the declaration or payment of a stock dividend, (2) any recapitalization resulting in a stock split-up, combination, or exchange of shares of Common Stock, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company, then and in such event:

                  (i) an appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under this Warrant, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

                  (ii) appropriate adjustments shall be made in the number of shares of Common Stock and the Exercise Price thereof then subject to purchase pursuant to this Warrant previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Exercise Price.

         Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or Exercise Price of shares of Common Stock then subject to this Warrant.

         Upon the occurrence of each event requiring an adjustment of the Exercise Price or the number of shares purchasable pursuant to this Warrant, the Company shall mail to the Holder its computation of such adjustment which shall be conclusive and shall be binding upon the Holder.

         Section 8. Holder's Representations. Notwithstanding any of the provisions hereof, the Holder hereby agrees that he will not exercise the Warrant granted hereby, and that the

Company will not be obligated to issue any shares to the Holder hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Holder or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company's Board of Directors shall be final, binding, and conclusive. The obligations of the Company and the rights of the Holder are subject to all applicable laws, rules, and regulations.

         Section 9. Investment Representation. Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution thereof, the Holder represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Holder for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

         All shares of Common Stock underlying this Warrant shall be registered with the Securities and Exchange Commission as soon as practical under the Securities Act of 1933, as amended. The shares of Common Stock underlying this Warrant may be registered in the same time frame that the Company registers other options available to its executives, if applicable.

         Section 10. Governing Law; Forum. This Warrant shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state). The parties agree that any proceeding regarding any dispute arising out of the subject matter hereof shall be exclusively brought in federal or state courts sitting in Dallas, Texas, U.S.A., and the parties hereto irrevocably waive any objection to such venue based on forum nonconvenience or similar principle.

         Section 11. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Warrant shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Warrant and this Warrant shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

         Section 12. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Warrant shall be construed as a covenant and agreement independent of any other provision of this Warrant. The existence of any claim or cause of action of the Holder against the Company, whether predicated on this Warrant or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Warrant.

         Section 13. Entire Agreement. This Warrant (together with the Termination Agreement) supersedes any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.

         Section 14. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Warrant shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

         Section 15. Modification. No change or modification of this Warrant shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.

         Section 16. Headings. The headings that are used in this Warrant are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Warrant.

         Section 17. Gender and Number. Words of any gender used in this Warrant shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         Section 18. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Holder, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

              (A) Notice to the Company shall be addressed and delivered as follows:

                            DevX Energy, Inc.
                            13760 Noel Rd., Suite 1030
                            Dallas, Texas 75240-7336
                            Attention:  Chairman

              (B) Notice to the Holder shall be addressed and delivered as follows:

                            Brian J. Barr
                            66 Glen Avenue
                            Ottawa, Canada  K1S 2Z9

         Section 19. Recapitalization, Merger and Consolidation.

                  (a) The existence of this Warrant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, this Warrant shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Warrant would have been entitled.

                  (c) In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of this Warrant, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving or consolidated company which were distributed or distributable to the shareholders of the Company in respect to each share of Common Stock held by them, this Warrant to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, however, this Warrant may be canceled by the Company as of the effective date of any such reorganization, merger, consolidation, or any dissolution or liquidation of the Company by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of all of the shares subject to this Warrant.

                  (d) Upon the occurrence of each event requiring an adjustment of the Exercise Price or the number of shares purchasable pursuant to this Warrant, the Company shall mail to Holder its computation of such adjustment which shall be conclusive and shall be binding upon Holder.

                  (e) The Holder's rights upon a Change of Control shall not be affected by any provision of this Section 19 to the contrary.

         Section 20. Liquidation or Dissolution. In case the Company shall, at any time while this Warrant shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then Holder may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which Holder would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of this Warrant, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) then in such event the prices then in effect with respect to this Warrant shall be reduced, on the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

                                    * * * * *

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer, and the Holder, to evidence his or her consent and approval of all the terms hereof, has duly executed this Warrant, as of the date specified in Section 1 hereof.

                                          DEVX ENERGY, INC.


                                          By: /s/ JOSEPH WILLIAMS
                                             ------------------------------
                                             Name:  Joseph Williams
                                                  -------------------------
                                             Title: Chairman of the Board
                                                   ------------------------



                                          HOLDER:


                                          /s/ BRIAN J. BARR
                                          ---------------------------------
                                          Brian J. Barr



ATTEST:


By: /s/ WILLIAM W. LESIKAR
   -------------------------------
   Secretary

                                    EXHIBIT A
                                       TO
                                     WARRANT

                                  PURCHASE FORM

                          To Be Executed by the Holder
                        Desiring to Exercise a Warrant of
                                DevX Energy, Inc.


         The undersigned holder hereby exercises the right to purchase ______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith makes payment in full of the Exercise Price of such shares, in the amount of $__________.


                                         Name of Holder:


                                         ------------------------------------

                                         Signature:
                                                   --------------------------
                                         Title:
                                               ------------------------------
                                         Address:
                                                 ----------------------------

                                         ------------------------------------


Dated:
       ------------, -----

                                    EXHIBIT B
                                       TO
                                     WARRANT

                                 ASSIGNMENT FORM

                          To Be Executed by the Holder
                        Desiring to Transfer a Warrant of
                                DevX Energy, Inc.


         FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto ________________________________________________________ the
right to purchase ______ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.

                                         Name of Holder:


                                         ------------------------------------

                                         Signature:
                                                   --------------------------
                                         Title:
                                               ------------------------------
                                         Address:
                                                 ----------------------------

                                         ------------------------------------


Dated:
       -------------, ----

In the presence of
                   ----------------------------------------------------



                                     NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.